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                                                                    Exhibit 10.9

                    TRADENAME AND TRADEMARK LICENSE AGREEMENT


        This is a TRADENAME AND TRADEMARK LICENSE AGREEMENT (the "Agreement"), dated as of August 29, 1997, by and between Spectra-Physics, Inc., a Delaware corporation ("Licensor"), SPECTRA-PHYSICS AB, a corporation organized under the laws of Sweden ("SPAB") SPECTRA-PHYSICS LASERPLANE, INC., a Delaware corporation ("SPLP") and SPECTRA-PHYSICS VISION TECH O.Y., a corporation organized under the laws of Finland ("SPVT") (SPAB, SPLP and SPVT are collectively referred to herein as "Licensee").

                                   Background


        A. Licensor is the owner of the tradename, trademark and service mark SPECTRA-PHYSICS and SPECTRA-PHYSICS EL-1 (together, the "Spectra-Physics Mark") and the stylized "S" logo and other logotypes in which the Spectra-Physics Mark is used (collectively, the "Logos"), with the Spectra-Physics Mark and the Logos to be referred to collectively herein as the "Marks". Licensor is the owner of the registrations of the Marks shown in the attached Schedule 1.

        B. SPLP is the owner of registrations for the trademark SPECTRA-PHYSICS LASERPLANE and SPECTRA-PHYSICS EL-1 in the countries shown on the attached
Schedule 2.

        C. Licensor wishes to license the Marks to Licensee for use by Licensee and its sublicensees subject to and in accordance with the terms and conditions contained in this Agreement.

                                      Terms

        NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

        1.     Grant of License; Permitted Uses.

               (a) Licensor hereby grants to SPAB, for the duration of the term of this Agreement, a non-transferable, royalty-free, non-exclusive, worldwide right and license to use the

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Spectra-Physics Mark as part of SPAB tradename and corporate name in connection with SBAB's activities as a holding company for other businesses, and to use the Logos in connection with such tradename and corporate name. SPAB is also hereby granted the right to sublicense to (i) SPAB's direct and indirect subsidiaries whose only business is to act as a holding company for other businesses, the right to use the Spectra-Physics Mark as part of their respective tradenames and corporate names and to use the Logos in connection with such tradenames and corporate names and (ii) SPAB's other direct and indirect subsidiaries, the right to use the Marks in connection with the sale, promotion or marketing of any goods or services but only to the extent necessary to indicate that the manufacturer, provider or distributor is affiliated with Licensee or one of its sublicensees (for example, "A Division of Spectra-Physics AB", or "A Subsidiary of Spectra-Physics AB"); provided that in the case of this clause (ii) neither the size nor the placement of such legend will be prominent. Except as provided for in the previous sentence, SPAB may not sublicense the Spectra-Physics Mark to any of its subsidiaries which are operating (as opposed to holding) companies. The right and license granted in this Section 1(a) is limited solely to use of the Spectra-Physics Mark as a tradename and corporate name, and the use of the Logos in connection with its tradename and corporate name, and does not grant any right to use any Mark as a trademark or service mark identifying the source or origin of goods or services. Examples of ways in which SPAB and its permitted sublicensees may use the Marks as tradenames and corporate names include the following:

             (i) on letterhead, business cards, memoranda, administrative forms, press releases, stock certificates and legal documents, and any similar materials used in the administration of its business; and

             (ii) on signage used in connection with the administration or operation of its business, including without limitation signage used in and on facilities and vehicles.

               (b) Licensor hereby grants to SPLP and its subsidiaries and sublicensees (collectively, the "SPLP Licensees") the right to continue to use the Marks, to the extent and in the manner that such Marks are already being used as of the date of this Agreement, until August 29, 1998. The overall quality of the goods and services sold by the SPLP Licensees in connection with the Marks during such period will not be substantially below that of the goods and services sold by the SPLP Licensees in connection with the Marks and Logos on the date of this Agreement.

               (c) Licensor hereby grants to SPVT for the duration of the term of this Agreement a non-transferable, royalty-free, non-exclusive worldwide right and license to use the Spectra-Physics Marks as part of SPVT's tradename and corporate name and to use the Logos in connection with its tradename and corporate name. The right and license granted in this Section 1(c) is limited solely to use of the Spectra-Physics Mark as a tradename and corporate name, and the use of the Logos in connection with its tradename and corporate name, and does not grant any right to use any Mark as a trademark or service mark identifying the source or origin of goods or

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services. Examples of the ways in which SPVT may use the Marks in its tradename and corporate name can be found in Sections 1(a)(i) and (ii).

               (d) Neither Licensee nor any sublicensee of Licensee shall register its securities on any stock exchange in the United States under any corporate name incorporating any Mark.

               (e) Subject to the limitations on use described in Sections 1(a) and (c) above, SPAB and SPVT and their sublicensees shall have the right to develop and use new logotypes and designs for the Marks (collectively, "New Marks"). Each New Mark will be submitted to Licensor for Licensor's approval prior to use, such approval not to be unreasonably withheld, and will be deemed approved unless Licensor notifies SPAB or SPVT, as the case may be, of its objections within 30 business days after submission to Licensor. Each New Mark shall be owned by Licensor and, if registered, registered in Licensor's name, and shall be automatically considered a "Mark" under this Agreement for all purposes.

        2.     Ownership and Maintenance of Marks; Infringement Claims.

               (a) Licensee acknowledges that the ownership of all right, title and interest in and to the Marks are and shall remain solely vested in Licensor, and Licensee agrees that all of its use and its sublicensees' use of the Marks shall inure to the exclusive benefit of Licensor for all purposes.

               (b) Licensor, at its own expense, shall have primary responsibility for maintaining and defending the validity of the Marks and its ownership of the Marks as it sees fit, for seeking and maintaining such registrations of the Marks as Licensor deems advisable, and for taking such steps as Licensor deems prudent to protect the Marks against infringement.

               (c) Licensee shall promptly notify Licensor of (i) any unauthorized use or infringement by any third party of the Marks which Licensee deems material and (ii) any assertion by any third party which Licensee deems material that Licensee's or any sublicensee's use of the Marks constitutes trademark, service mark, trade dress or trade name infringement, unfair competition or any other tortious act. Licensor may prosecute or defend any claim or action alleging infringement or unfair competition or any other claim or action involving the Marks as it in its reasonable business judgment deems advisable. Licensor may conduct each such prosecution or defense as it deems prudent provided that it keeps Licensee reasonably informed of the progress of such action, and may enter into any settlement or compromise of such claims or actions on Licensee's behalf, provided that Licensor may not enter into any settlement or compromise which would result in the abandonment of any Mark which Licensee or one of Licensee's sublicensees is currently using, without the reasonable consent of such Licensee or sublicensee, as the case may be.


        3.     SPLP Trademark Registrations.

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               In consideration of the license rights available to SPLP under this Agreement, SPLP agrees to voluntarily cancel the trademark registrations shown on the attached Schedule 2 (the "SPLP Registrations") in each country in which such mark is registered on August 29, 1998 or as soon as practicable after SPLP has obtained registration of the mark LASERPLANE in such country, whichever is earlier. Notwithstanding the existence of the SPLP Registrations, until their cancellation SPLP shall permit the use of the Marks by Licensor and any licensee of Licensor in the countries shown on the attached Schedule 2. SPLP agrees not to oppose, contest or otherwise initiate any proceedings seeking to prevent Licensor's use or registration of the Marks in the countries shown on the attached Schedule 2.

        4.     Term and Termination.

               (a) This Agreement shall have an initial term of fifteen (15) years commencing on the date of this Agreement and shall automatically renew for successive one (1)-year terms, provided, however, that Licensor may terminate this Agreement (as to any Licensee ("Terminated Licensee") in the event of a material breach of any of the terms hereof by such Licensee if such breach is not cured within 90 days after Licensor has delivered written notice of such breach to the alleged breaching Licensee.

        5. Effect of Termination. Upon the termination of this Agreement for whatever reason then, as to the Terminated Licensee:

               (a) the license of the Marks to the Terminated Licensee, all of the Terminated Licensee's rights under this Agreement, and the rights under any sublicenses of the Marks granted by the Terminated Licensee shall cease;

               (b) the Terminated Licensee and such Terminated Licensee's sublicensees shall (i) immediately cease all use of the Marks and all materials bearing the Marks (such materials to be returned to Licensor or destroyed), and
(ii) shall not adopt or use any marks that are identical or similar to the Marks;

               (c) the Terminated Licensee and each of such Terminated Licensee's sublicensees shall immediately change its corporate name to delete any Mark which appears in that name; and

               (d) all of the other rights, duties and obligations of the Terminated Licensee and Licensor (but only with respect to such Terminated Licensee) shall terminate.

        6. Sublicensing. Without Licensor's consent, Licensee may not sublicense its rights under this Agreement, except that SPAB and SPVT may, without Licensor's consent, sublicense such rights to their direct or indirect subsidiaries so long as each such sublicense is within the scope of, is subject to the limitations set forth in, and otherwise complies with, this Agreement.

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        7.     Miscellaneous.

               (a) Notices. All notices, requests, consents, approvals, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, when mailed, postage prepaid, by United States first-class mail or certified or registered mail, return receipt requested, or when receipt thereof is acknowledged after being delivered by overnight courier or delivery service, telegram, facsimile, telecopy or other electronic transmission device, to the appropriate party at the following address (or at such other addresses as each party may designate in writing from time to time):

                      (i)    If to Licensor:

                             Spectra-Physics Lasers, Inc.
                             (f.k.a. Spectra-Physics, Inc.)
                             1335 Terra Bella Avenue
                             Building 7
                             Mountain View, CA  94043
                             Attention:  President
                             Fax:  (415) 968-5215

                      (ii) If to SPAB or SPVT:

                             Spectra-Physics AB
                             Box 5226
                             Sturegatan 32, 4th Floor
                             102 45 Stockholm, Sweden
                             Attention:  President
                             Fax:  (46) 08-660-9226

                      (iii) If to SPLP:

                             Spectra Precision, Inc.
                             (f.k.a. Spectra-Physics Laserplane, Inc.)
                             5475 Kellenburger Road
                             Dayton, OH  45424-1099
                             Attention:  President
                             Fax:  (937) 233-8976

               (b) Successors and Assigns; Assignment. This Agreement and the rights and obligations of the parties hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any right or obligation hereunder may be assigned, transferred, delegated, pledged, hypothecated


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or otherwise disposed of, in any voluntary or involuntary manner, whether by transfer, merger, acquisition, affiliation, division, conversion, dissolution, liquidation or otherwise, by Licensee without the prior written consent of Licensor. Such assignment shall not relieve the assignor of its obligations incurred prior to the date of the assignment hereunder. Any purported assignment without such consent shall be null and void and not enforceable against the non-assigning parties. Notwithstanding anything contained in this Section 6(b), any merger or consolidation involving Licensee or any acquisitions of all or substantially all of the assets of Licensee shall not be deemed as assignment pursuant to this Section 6(b) nor a violation of this Section 6(b) if the surviving individual or entity assumes full liability for the fulfillment of Licensee's obligations hereunder. Licensor reserves the right to assign any or all of its rights and obligations under this Agreement at its discretion.

               (c) Governing Law. This Agreement shall be governed by and construed and enforced in all respects, whether as to validity, construction, capacity, performance or otherwise, in accordance with the internal laws of the State of Delaware applicable to contracts made and fully performed therein by parties domiciled therein, without regard to the conflicts of laws provisions thereof, except to the extent that the parties' respective rights and obligations are subject to mandatory local, state and federal laws or regulations.

               (d) Headings; Interpretation. The headings preceding the test of the sections and subsections and any table of contents of this Agreement are used solely for convenience of reference by the parties hereto and shall not constitute a part of this Agreement, nor shall they be given any legal effect or otherwise affect the interpretation of this Agreement. Any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by the parties hereto.

               (e) Amendment. This Agreement shall not be modified in any manner other than in a writing, signed by each of the parties hereto. No course of dealing between the parties shall be effective to amend or waive any provision of this Agreement.

               (f) Waiver. The terms and provisions of this Agreement shall not be waived at any time other than in a writing, signed by the party entitled to the benefit thereof. The failure of any party hereto at any time to require performance of any term or provision of this Agreement shall not affect such party's right at a later time to enforce such term or provision. No consent to or waiver of any breach of a term or provision of this Agreement by any party hereto shall be deemed or construed to be a consent to or waiver of any other breach. All rights and remedies reserved to any party hereto shall be cumulative and shall not be in limitation of any other right or remedy which such party may have at law or in equity.

               (g) Entire Agreement. This Agreement contains all of the representations, warranties, covenants, agreements, promises, conditions, undertakings and inducements among the parties hereto relating to the subject matter hereof and replaces and supersedes all prior and contemporaneous representations, warranties, covenants, agreements, promises, conditions,


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undertakings and inducements, whether express or implied, oral or written, among the parties hereto with respect thereto.

               (h) Severability. Each term and provision of this Agreement shall be construed as separable and divisible from every other term and provision and the invalidity or unenforceability of any one term or provision shall not limit the validity and enforceability, in whole or in part, of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable term or provision as may be valid and enforceable.

               (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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        IN WITNESS WHEREOF, each of the parties hereto has executed this
Agreement or caused this Agreement to be executed by its duly authorized representatives as of the day and year first above written.


                                     SPECTRA PHYSICS, INC.



                                     By: /s/ John J. Carney
                                         ------------------------------
                                     Name:  John J. Carney
                                     Title: President


                                     SPECTRA-PHYSICS AB


                                     By: /s/ Lennart F. Rappe
                                         ------------------------------
                                     Name:  Lennart F. Rappe
                                     Title: Senior Vice President and
                                            Chief Financial Officer


                                     And By: /s/ Eric Asplund
                                            ------------------------------
                                     Name:  Eric Asplund
                                     Title: Group Treasurer


                                     SPECTRA-PHYSICS LASERPLANE, INC.


                                     By: /s/ Steve N. Berglund
                                         ------------------------------
                                     Name:  Steve N. Berglund
                                     Title: President


                                     SPECTRA-PHYSICS VISION TECH O.Y.


                                     By: /s/ Martti Karppinan
                                         ------------------------------
                                     Name: Martti Karppinan
                                     Title: President

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